Exhibit 11.1


Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

----------------------------------------------------- ---------------- --------------- --------------- ---------------
                                                         Three Months    Three Months      Six Months      Six Months
                                                                Ended           Ended           Ended           Ended
                                                        June 30, 2005   June 30, 2004   June 30, 2005   June 30, 2004
----------------------------------------------------- ---------------- --------------- --------------- ---------------
Net income (loss) allocable to common shares                $ 267,798    $ (1,715,101)     $ (316,791)   $ (3,292,557)
   (numerator)
----------------------------------------------------- ---------------- --------------- --------------- ---------------
Shares used in the calculation (denominator)
----------------------------------------------------- ---------------- --------------- --------------- ---------------
   Weighted average shares outstanding                     14,991,325             100      16,089,505             100
----------------------------------------------------- ---------------- --------------- --------------- ---------------
   Effect of diluted stock options                                 --              --              --              --
----------------------------------------------------- ---------------- --------------- --------------- ---------------
   Fully diluted shares                                    14,991,325             100      16,089,505             100
----------------------------------------------------- ---------------- --------------- --------------- ---------------
----------------------------------------------------- ---------------- --------------- --------------- ---------------
Basic earnings per share                                     $   0.02     $   (17,151)      $   (0.02)     $  (32,926)
----------------------------------------------------- ---------------- --------------- --------------- ---------------
----------------------------------------------------- ---------------- --------------- --------------- ---------------
Fully diluted earnings per share                             $   0.02     $   (17,151)      $   (0.02)     $  (32,926)
----------------------------------------------------- ---------------- --------------- --------------- ---------------